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                                                                   EXHIBIT 10(b)
                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT entered into as of this [day]th day of [month], [year] (the "Award Date") by and between PERRIGO COMPANY, a Michigan corporation (the "Company"), and [EMPLOYEE NAME] (the "Employee").

                                WITNESSETH THAT:

            WHEREAS, pursuant to the terms of the Perrigo Company 2003 Long Term Incentive Plan (the "Plan"), the Board of Directors of the Company (the "Board") has determined that the Participant should be awarded Restricted Shares under the Plan.

      NOW, THEREFORE, the parties hereto agree as follows:

1. Grant. Pursuant to Section 5 of the Plan, the Company has granted to the Participant [number] shares of common stock of the Company, without par value ("Common Stock"), effective [Date] ("Restricted Shares"), subject to the conditions hereinafter set forth.

2. Vesting. Except as provided in Section 3 below, the Restricted Stock awarded hereunder shall be permanently forfeited if the Employee's date of termination of employment occurs prior to the following date or dates and then only with respect to the number of shares that have not vested as of that date:

                    Vesting Date          Number of Shares Vesting

                      [Date]                    [Shares]

                      [Date]                    [Shares]

3. Accelerated Vesting. Notwithstanding Section 2 above, if the Employee's Date of Termination occurs because of death, Disability, involuntary termination by the Company without Cause or voluntary termination by the Employee for Good Reason, or in the event of a Change in Control of the Company (as this is defined in the Plan in effect on the date of this Agreement), the Restricted Period and the restrictions imposed hereunder shall end with respect to all of the shares of Restricted Stock awarded hereunder effective as of the date of any such event.

4. Terms and Conditions of Restricted Stock. The Restricted Stock granted under this Agreement shall be subject to the following additional terms and conditions:

      (i) Except as may otherwise be specifically permitted under the Plan or by the terms of this Agreement, shares of Restricted Stock may not be sold, assigned, pledged or otherwise encumbered prior to the end of the Restricted Period.

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      (ii)  Except as otherwise provided in this Agreement, the Employee shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends paid on such shares.

      (iii) Each certificate issued with respect to the Restricted Stock granted under Section 1 shall be registered in the name of the Employee and shall bear the following legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Perrigo Company 2003 Long Term Incentive Plan and an agreement entered into between the registered owner and Perrigo Company. A copy of such plan and agreement is on file in the office of the Secretary of Perrigo Company, 515 Eastern, Allegan, Michigan 49010."

      (iv) The Company may require a written statement that the Employee is acquiring the shares of Restricted Stock for investment and not for the purpose or with the intention of distributing the shares, except for a sale to a purchaser who makes the same representation in writing, and that the holder of the shares of Restricted Stock, either before or after the end of the Restricted Period, will not dispose of them in violation of the registration requirements of the Securities Act of 1933 or any other applicable law.

5. Adjustment to Shares. In the event of any stock dividend, stock split, recapitalization or other change affecting the Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend), which is by reason of any such transaction distributed to the Employee with respect to the shares of Restricted Stock, shall be immediately subject to a similar Restricted Period. Appropriate adjustments to reflect the distribution of such securities or property shall also be made to the number of shares of Restricted Stock.

6. Withholding. This award is subject to the withholding of all applicable taxes. The Company may withhold, or permit the Employee to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this award. The Employee may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock relating to this award in an amount sufficient to satisfy all or a portion of such tax liability.

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7.    Definitions. The following terms shall have the meaning ascribed to such terms below:

      (i) Cause. A termination for "Cause" means in the reasonable judgment of the Board of Directors of the Company (i) gross negligence or willful and continued failure by the Employee to substantially perform his duties as an employee of the Company (other than any such failure resulting from incapacity due to physical or mental illness), (ii) willful misconduct by the Employee which is demonstrably and materially injurious to the Company, monetarily or otherwise, (iii) the engaging by the Employee in egregious misconduct involving serious moral turpitude to the extent that his credibility and reputation no longer conforms to the standard of senior employees of the company, or (iv) the commission by the Employee of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the Employee at the expense of the Company. For purposes of this provision, no act or failure to act shall be deemed "willful" unless done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

      (ii) Disability means that (i) the Employee is eligible for disability benefits under the Company's long-term disability plan, or (ii) he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing substantially all of his duties hereunder for a period of 180 days (which need not be consecutive) in any 12-month period. In the event of a dispute as to whether the Employee is disabled, the Company may, at its expense, refer him to a licensed practicing physician of the Company's choice and the Employee agrees to submit to such tests and examination as such physician shall deem appropriate. The determination of such physician shall be final and binding on the Company and Employee.

      (iii) Good Reason. A termination for "Good Reason" means, without the Employee's consent, (i) assigning duties to the Employee that are inconsistent in any substantial respect with the with the position, authority, or responsibilities associated with the office of Vice President Quality & Compliance, (ii) the failure by the Company to pay the Employee any portion of his current compensation within ten
            (10) business days of the date such compensation is due, (iii) the failure by the Company to continue any incentive compensation plan in which the Employee participates which is material to his compensation, unless an equitable substitute plan or alternative plan is made available to the Employee, and (iv) the failure by the Company to obtain a satisfactory agreement from any successor to the business of the Company to assume and agree to perform this Agreement. In the case of clause (iv) next above, notice of termination for Good Reason shall be given, if at all, within 30

                                      -3-

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            days following the occurrence of the event giving rise to the right to terminate for Good Reason.

8. Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Restricted Stock or Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

9. Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

10. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Michigan without regard to principals of conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

                                        PERRIGO COMPANY

                                        By ____________________________________
                                              David T. Gibbons
                                              Its: Chairman, President & CEO

ATTEST:

_______________________________
Todd W. Kingma, Secretary

                                        EMPLOYEE

                                        ________________________________________
                                        [Employee Name]

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